UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2005

CDW CORPORATION

(Exact Name of Registrant Specified in Charter)

Illinois (State or Other Jurisdiction of Incorporation)	0-21796 (Commission File Number)	36-3310735 (I.R.S. Employer Identification No.)

200 N. Milwaukee Ave. Vernon Hills, Illinois (Address of Principal Executive Offices)	60061 (Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events.

The following information is filed pursuant to Item 8.01.

On April 1, 2005, CDW Corporation (the “Registrant”) filed with the Securities and Exchange Commission a definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A relating to its Annual Meeting of Shareholders to be held on May 11, 2005. The biographical information included in the Proxy Statement for Stephan A. James, a director of the Registrant, contained a typographical error. It stated that Mr. James served as Chief Financial Officer of Accenture from July 2000 to March 2003 whereas he actually served as Chief Operating Officer of Accenture during that period. The corrected biographical information for Mr. James is as follows:

Mr. James holds the advisory position of International Chairman of Accenture, a global management consulting, technology services and outsourcing company. In August 2004 he retired from full time employment with Accenture after 36 years with the company. From July 2000 to August 2004, he served as Accenture’s Chief Operating Officer. From November 1999 to June 2000, Mr. James served as the Managing Partner of Accenture’s Resources operating group. From 1997 to October 1999 he was responsible for Accenture’s Financial Services operating group. Mr. James serves on the University of Texas McCombs School of Business Advisory Board. Mr. James is a 1968 graduate of the University of Texas and holds a Bachelor of Business Administration, concentrating in Industrial Management and Labor Relations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Dated: April 22, 2005	By:	/s/ Barbara A. Klein

Barbara A. Klein Senior Vice President and Chief Financial Officer